UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: April 17, 2006
(Date of earliest event reported)

CA, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-9247	13-2857434
(Commission File Number)	(IRS Employer Identification No.)

One CA Plaza
Islandia, New York	11749
(Address of Principal Executive Offices)	(Zip Code)
(631) 342-6000
(Registrant’s Telephone Number, Including Area Code)
Not applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement and
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On April 17, 2006, Jeff Clarke resigned from his position as Chief Operating Officer of CA, Inc. ("CA") to assume the position of President and Chief Executive Officer of the Travel Distribution Services division of Cendant Corp. On April 17, 2006, the Board of Directors of CA elected Michael J. Christenson as Chief Operating Officer. He continues to serve as an Executive Vice President of CA. Biographical information about Mr. Christenson can be found in CA’s Annual Report on Form 10-K/A, which was filed with the SEC on October 19, 2005 and is incorporated herein by reference. Information regarding the terms of Mr. Christenson’s employment agreement can be found in CA’s Current Report on Form 8-K, which was filed with the SEC on April 15, 2005 and is incorporated herein by reference.
     A copy of the press release announcing Mr. Christenson’s election to the position of Chief Operating Officer is furnished as Exhibit 99.1 to this Current Report.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
Exhibit 99.1	Press Release

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CA, INC.

Date: April 21, 2006	By:	/s/ Kenneth V. Handal

Kenneth V. Handal Executive Vice President, General Counsel and Corporate Secretary